        U S WEST SAVINGS AND SECURITY PLAN/ESOP
ITEM 27b-SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS
       SCHEDULE OF PARTICIPANT LOANS IN DEFAULT
                      (Continued)
                   DECEMBER 31, 1993

        Identity and        Original      Amount Received       Unpaid
     Address of Obligor      Amount       During Reporting    Balance at
                            of Loan            Year             End of
                                        Principal  Interest      Year

(a)  (b)                    (c)         (d)        (e)        (f)
     Jayne Koch             $1,500      $  132     $  7       $  277
      Phoenix, AZ
     Gavell McLean           8,500           0        0        9,716
      Seattle, WA
     Peggy Cunningham        1,000         249       12           33
      Phoenix, AZ
     Patricia Linsdey        1,000         752       36           44
      Federal  Way, WA
     Michael McGrath         4,500         778       26           73
      Tucson, AZ
     Roger Clark             2,000         579       21           46
      Loveland, CO
     Kenneth Herbert         2,500         287      120        2,595
      Woodbury, MN
     Marietta Penaflor       2,500       1,150       61           58
      Seattle, WA
     Charles Fox             4,000         481       31          410
      St. Paul, MN
     Julie Hynson            1,000         330       16           69
      Renton, WA
     Marianne Gallagher      5,000           0        0        4,225
      Denver, CO
     Jack Davidson           4,500       1,371       92          293
      Thief River
      Falls, MN
     Sesario Hernandez       8,500       1,192      532        8,632
      St. Paul, MN
     Kirsten Hullett         2,000         957       56           92
      Faribault, MN
     Matthew Dorr            1,000         833       43           88
      Adams, MN
     Helen Brandenburg       3,000         455       35          489
      Council Bluffs,
      IA
     Janice Nickoles         3,500         928      205        2,040
      Littleton, CO
     Marcia Harrell          2,500         233       77        1,042
      Omaha, NE
     Cooper Aaxton           1,000         956       49           44
      Denver, CO
     Joanne Cullen           4,500         777       37           58
      Boise, ID
     Delana Stanczyk         2,000         920       49           46
      Cheyenne, WY

        Identity and        Original      Amount Received       Unpaid
     Address of Obligor      Amount        During Report       Balance at
                            of Loan            Year              End of
                                         Principal   Interest     Year

(a)  (b)                    (c)          (d)         (e)       (f)
     Warren Snyder            6,000         56         20        4,358
      Golden, CO
     Charles Sanders         11,000        119        395       20,519
      Northglenn, CO
     George Hartig            7,000        482         83        3,472
      Denver, CO
     Maxine Titus             1,000        461         21          219
      Denver, CO
     Ellen Dodds              1,000         87         30          735
      Salt Lake City,
      UT
     Susan Smith              1,500        484         42          855
      Phoenix, AZ
     Sylvia Tirado            4,000        181          5           93
      Tempe, AZ
     Donna Peterson           4,500      1,098        285        2,304
      Tempe, AZ
     Ronda Hill               2,000      1,266         47           87
      West Jordan, UT
     Kenneth Chynoweth        2,500          0          0        2,380
      Orem, UT
     Jill Michelini           3,000        113         41        2,557
      Spokane, WA
     Joanne Edmonds           5,000      1,522        103          326
      Spokane, WA
     Vanetia Young            3,000         32          7          542
      Bothell, WA
     Nick Marrone             1,000        249         72          836
      Tacoma, WA
     Vickie Jares             6,500        382        120        3,782
      Portland, OR

NOTE: None of the participant loans in default or classified as uncollectible were with a party-in-interest. No loans were renegotiated during the year. All loans are secured by the participant's account. The company will collect overdue amounts through either payroll deductions or foreclosure upon a distributable event.

      Identity and       Loan   Maturity   Interest  Type of       Amount Overdue
   Address of Obligor    Date     Date       Rate     Loan
                                                      (Personal/
                                                     Residential  Principal  Interest
(a)  (b)                 (g1)   (g2)       (g3)      (g4)         (h)        (i)


     Jayne Koch          06/91  06/93      10.00     P              272          5
      Phoenix, AZ
     Gavell McLean       04/93  04/97       8.75     P            1,219      1,216
      Seattle, WA
     Peggy Cunningham    09/90  09/93      10.75     P               33          0
      Phoenix, AZ
     Patricia Linsdey    09/92  09/93       9.25     P               44          0
      Federal  Way, WA
     Michael McGrath     06/90  06/93      10.50     P               73          0
      Tucson, AZ
     Roger Clark         07/91  07/93      10.00     P               46          0
      Loveland, CO
     Kenneth Herbert     10/92  10/96       9.25     P              637        381
      Woodbury, MN
     Marietta Penaflor   11/91  11/93      10.00     P               58          0
      Seattle, WA
     Charles Fox         09/89  09/30      10.50     P              402          8
      St. Paul, MN
     Julie Hynson        09/91  09/93      10.00     P               68          1
      Renton, WA
     Marianne Gallagher  05/90  05/94      10.50     P            3,032        569
      Denver, CO
     Jack Davidson       12/89  12/92      10.50     P              289          4
      Thief River
      Falls, MN
     Sesario Hernandez   11/91  11/95      10.50     P            2,792     1,316
      St. Paul, MN
     Kirsten Hullett     12/91  12/93       9.75     P               91         1
      Faribault, MN
     Matthew Dorr        11/92  11/93       9.25     P               87         1
      Adams, MN
     Helen Brandenburg   10/90  10/93      10.75     P              477        12
      Council Bluffs,
      IA
     Janice Nickoles     04/91  04/94      10.25     P            1,440       157
      Littleton, CO
     Marcia Harrell      11/90  11/94      10.75     P              519       121
      Omaha, NE
     Cooper Aaxton       12/92  12/93       9.00     P               44         0
      Denver, CO
     Joanne Cullen       08/89  08/93      11.00     P               59         0
      Boise, ID
     Delana Stanczyk     11/91  11/93      10.00     P               46         0
      Cheyenne, WY

      Identity and      Loan   Maturity  Interest  Type of       Amount Overdue
   Address of Obligor   Date     Date      Rate      Loan
                                                  (Personal/
                                                  Residential  Principal  Interest
(a)  (b)                (g1)   (g2)      (g3)     (g4)         (h)        (i)


     Warren Snyder      05/91  05/95     10.25    P            1,447        501
      Golden, CO
     Charles Sanders    06/91  06/05     11.00    R              664      9,608
      Northglenn, CO
     George Hartig      07/91  07/94     10.00    P            1,942        254
      Denver, CO
     Maxine Titus       08/92  08/93      9.25    P              216          3
      Denver, CO
     Ellen Dodds        10/91  10/95     10.00    P              144         84
      Salt Lake City,
      UT
     Susan Smith        05/92  05/93      9.50    P              831         24
      Phoenix, AZ
     Sylvia Tirado      09/90  09/92     10.75    P               93          0
      Tempe, AZ
     Donna Peterson     08/90  08/94     10.50    P            1,219        199
      Tempe, AZ
     Ronda Hill         08/92  08/93      9.20    P               87          0
      West Jordan, UT
     Kenneth Chynoweth  09/90  09/94     10.75    P            1,464        362
      Orem, UT
     Jill Michelini     11/90  11/94     10.75    P            1,391        351
      Spokane, WA
     Joanne Edmonds     12/90  12/93     10.50    P              322          4
      Spokane, WA
     Vanetia Young      02/89  02/93     11.00    P              524         18
      Bothell, WA
     Nick Marrone       12/91  12/94      9.75    P              385         85
      Tacoma, WA
     Vickie Jares       11/90  11/94     10.75    P            1,653        365
      Portland, OR

NOTE: None of the participant loans in default or classified as uncollectible were with a party-in-interest. No loans were renegotiated during the year. All loans are secured by the participant's account. The company will collect overdue amounts through either payroll deductions or foreclosure upon a distributable event.